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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

1.  Aehr Test Foreign Sales Corporation, incorporated in the Virgin Islands

2.  Aehr Test Systems Japan K.K., incorporated in Japan

3.  Aehr Test Systems GmbH, incorporated in Germany